FS-10


                       Maine Electric Power Company, Inc.
                                  Balance Sheet

December 31                                                                2004
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(Thousands)
Assets
Current Assets
  Cash and cash equivalents                                              $4,829
  Accounts Receivable, net                                                  888
  Prepayments & other current assets                                        153
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    Total Current Assets                                                  5,870
Utility Plant, at Original Cost
  Electric                                                               27,066
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                                                                         27,066
  Less: accumulated depreciation                                         23,173
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    Net Utility Plant in Service                                          3,893
  Construction work in progress                                              79
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    Total Utility Plant                                                   3,972
Regulatory and Other Assets
  Deferred income taxes                                                     334
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    Total Regulatory Assets                                                 334
Goodwill, net                                                             4,335
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    Total Other Assets                                                    4,335
    Total Regulatory and Other Assets                                     4,669
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    Total Assets                                                        $14,511
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

                                                                           FS-10


                       Maine Electric Power Company, Inc.
                                  Balance Sheet

December 31                                                                 2004
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(Thousands)
Liabilities
Current Liabilities
  Accounts payable and accrued liabilities                                  $202
  Taxes accrued                                                              194
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    Total Current Liabilities                                                396
Regulatory and Other Liabilities
Regulatory Liabilities
  Unfunded future income taxes                                               270
  Accrued Removal Obligation                                                 549
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    Total Regulatory Liabilities                                             819
Other Liabilities
  Deferred Income Taxes                                                       85
  Other                                                                      782
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    Total Other Liabilities                                                  867
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    Total Liabilities                                                      2,082
Commitments
Common Stock Equity
  Common stock ($.01 par value)                                              878
  Capital in excess of par value                                           8,076
  Retained Earnings                                                        3,475
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    Total Common Stock Equity                                             12,429
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    Total Liabilities and Stockholder's Equity                           $14,511
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

                                                                           FS-10


                       Maine Electric Power Company, Inc.
                               Statement of Income

Year Ended December 31                                                     2004
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(Thousands)
Operating Revenues
Sales and Service                                                        $3,628
Operating Expenses
Other Operating expenses                                                  1,064
Maintenance                                                                  85
Depreciation and amortization                                               264
Other taxes                                                                 317
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Total Operating Expenses                                                  1,730
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Operating Income                                                          1,898

Other (Income)                                                              (66)
Other Deductions                                                             -
Interest Charges, Net                                                        25
Interest Charges, Net                                                        25
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Income Before Taxes                                                       1,939
Income Taxes                                                                732
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Net Income                                                               $1,207
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

                                                                           FS-10


                       Maine Electric Power Company, Inc.
                         Statement of Retained Earnings

Twelve months ended December 31, 2004
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(Thousands)
Balance, Beginning of Period                                             $2,364



Add net income                                                           $1,207

Deduct dividends on common stock                                            (96)
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Balance, End of Period                                                   $3,475